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                                                                      EXHIBIT 23

              WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration Nos. 33-4049, 33-38725, 33-55692, 333-04353 and 333-51533) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-21123, 33-28375, 33-12209, 33-49244, 33-57918 and 333-19311) of
Warner-Lambert Company of our report dated January 25, 1999, which appears on page 46 of Warner-Lambert Company's 1998 Annual Report on Form 10-K, as amended. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K, as amended.

                                          PRICEWATERHOUSECOOPERS LLP

400 Campus Drive
Florham Park, New Jersey
April 16, 1999




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